UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

485 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 7, 2016, the Travelers Companies, Inc. (the “Company”) agreed to a settlement with one of the defendants in the previously reported reinsurance dispute captioned United States Fidelity & Guaranty Company v. American Re-Insurance Company, et al.  The Company expects to receive payment under the settlement with this defendant in the fourth quarter of 2016 and, as a result, expects to recognize a $126.1 million pre-tax ($82.0 million after-tax) gain in earnings in the fourth quarter.  The reinsurance recoverable balance related to this case would be reduced from approximately $238 million to approximately $31 million in the Company’s consolidated balance sheet.  The gain contingency disclosed in the notes to the Company’s financial statements, which had previously not been recognized in the Company’s earnings, would be reduced from approximately $287 million to approximately $38 million. The remaining reinsurance recoverable and gain contingency balances relate to the remaining defendants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2016	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Kenneth F. Spence III
		Name:	Kenneth F. Spence III
		Title:	Executive Vice President and General Counsel